Exhibit (d)(2)

Schedule A

to the Investment Management Agreement

Dated December 16, 2024

by and between

WEBs ETF Trust and WEBs Investments Inc.

(As of June 10, 2025)

Funds

Series	Annual Rate of Average Daily Net Assets	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
WEBs Defined Volatility SPY ETF	0.85%	November 18, 2024	December 12, 2024	December 16, 2024	December 16, 2026

WEBs Defined Volatility QQQ ETF	0.85%	November 18, 2024	December 12, 2024	December 16, 2024	December 16, 2026

WEBs Defined Volatility XLV ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLE ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLB ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLI ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLY ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLP ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLF ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLK ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLC ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLU ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs Defined Volatility XLRE ETF	0.85%	March 4, 2025	June 10, 2025	June 10, 2025	June 10, 2027

WEBs ETF TRUST

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Vice President

WEBs INVESTMENTS INC.

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Secretary